UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                November 13, 2003


                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                                 74-2584033
(Commission File Number)                (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  210-490-4788

ITEM 7.     FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS


            (c)  Exhibits.

            EXHIBIT
            NUMBER                                   DESCRIPTION
            ---------------                      ----------------------
            99.1                          Press Release dated November 13, 2003.

Item 12.  DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.


On November 13, 2003, Abraxas issued a press release announcing its results of operations and financial condition for the fiscal quarter ended September 30, 2003. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In accordance with SEC Release No. 33-8176, the information contained in such press release shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.


The following information is being furnished pursuant to Item 12 "Disclosure of Results of Operations and Financial Condition." The Company's press release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

                                   SIGNATURES


     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ABRAXAS PETROLEUM CORPORATION


                       By:   /s/Chris Williford
                             -------------------
                             Chris Williford
                             Executive Vice President, Chief Financial
                             Officer and Treasurer


Dated:    November 13, 2003

                                  NEWS RELEASE


              ABRAXAS REPORTS 2003 THIRD QUARTER FINANCIAL RESULTS
                     9% PRODUCTION INCREASE FROM Q2 ACHIEVED

SAN ANTONIO, TX (November 13, 2003) - Abraxas Petroleum Corporation (AMEX:ABP) today reported results for the third quarter of 2003. Significant results of the quarter and items that impacted Q3 include:

          o $2.7 million loss for Q3 2003 ($.08 per share) compared to $8.4 million loss in Q3 2002 ($.28 per share);
          o Equivalent gas production increased from 1.6 Bcfe in Q2 2003 to 1.8 Bcfe in the current quarter, an increase of 9.4%;
          o Continuing cash flow* for the quarter totaled $3.8 million compared to ($3.0) in the third quarter of 2002;
          o Continuing EBITDA* of $4.8 million, compared to $5.6 million in the 2002 period;
          o Realized natural gas price of $4.50 per Mcf compared to $2.08 in Q3 2002;
          o Cash interest expense of $964,000 in Q3 2003 compared to $8.6 million in Q3 2002;
          o Debt reduced from $295 million at September 30, 2002 to $159 million ($177 million carrying value) at September 30, 2003; and
          o  Net non-continuing costs of $731,000 impacted 2003 results.

             *See attached Reconciliation of Non-GAAP Financial Measures.

Third Quarter Financial Results:

Revenues totaled $8.4 million for the third quarter of 2003 compared to $11.1 million for the similar quarter in 2002. The 2002 period results included production from the Canadian assets sold by the Company in January 2003 (see the May 13, 2003 press release detailing the series of transactions concluded in January that significantly impacted the Company going forward). The Company realized $4.50 per Mcf for its Q3 2003 natural gas production compared to $2.08 per Mcf in the 2002 period. The Company produced 1.8 Bcfe of natural gas during this quarter compared to 4.2 Bcfe in the third quarter of last year, which included the Canadian assets. Compared to a similar asset base, third quarter of 2003 production represented a 9.4% increase from Q2 levels, as a result of ongoing development activities.

Continuing cash flow for the quarter totaled $3.8 million compared to negative $3.0 million in the third quarter of 2002. Higher price realizations coupled with the significant reduction in cash interest costs resulted in this improvement over 2002 even with the smaller asset base. The Company's debt position at September 30, 2003 was $159 million ($177 million carrying value) compared to $295 million at September 30, 2002. Only $41 million of the Company's current debt carries a cash pay interest burden while the entire $295 million in 2002 was cash interest bearing.

Several non-recurring and in some cases non-cash expenses impacted the third quarter results. Stock based compensation expense (a gain in this period) of $326,000 (non-cash) resulted from re-priced option accounting rules. This amount was a partial recovery of $756,000 in expense that was booked earlier in 2003. During the quarter the Company incurred non-recurring costs of $581,000 associated with ongoing financing activities. An additional gain of $298,000 was booked in the third quarter related to the sale of the Canadian subsidiaries in January of this year. The gain for the third quarter was related to post-closing adjustments to the sale. "Other" expense in Q3 included $674,000 related to the settlement of a dispute with a joint venture partner in a Canadian project. The settlement also included the transfer of certain rights on some Canadian unproven acreage owned by the Company to the partner for $674,000 cash, which reduced the Company's full cost pool. The overall settlement was cash neutral to the Company but, as a result of the structure, there was a negative impact on earnings but a positive impact on the balance sheet with debt reduction from sale proceeds.

Third Quarter Operations Update:

During the quarter the Company spent $6.3 million on capital expenditures related to operations in both west Texas and the province of Alberta, Canada. On U.S. operations a total of $3.6 million was invested related to the drilling of one new well and completion and testing activities on previously drilled wells. Production from U.S. properties increased 8.4% from the second quarter as a result of this continuing development. Three new operated wells and three PrimeWest operated wells (with the Company's interest carried cost free under a farmout agreement) were spudded in Canada during the third quarter with a total of $2.7 million invested in those activities as well as completion and testing of previously drilled wells. Canadian production increased 16% from Q2 as new production has come online during Q3, as well as stabilized production in the Company's Ladyfern area resulting from installation of additional compression facilities.

Key quarterly results are summarized below:
                                                      Amounts (In $000s)
                                               2003                    2002
                                               ----                    ----
Revenues                                     $8,430                 $11,061
Operating Income                              2,694                     490
Net Income (Loss)                           (2,702)                 (8,438)
Earnings (Loss) Per Share (Basic)             (.08)                   (.28)
EBITDA *                                      4,786                   5,576
Average Oil Price (after hedge)               29.52                   27.19
Average Gas Price (after hedge)                4.50                    2.08
Total Assets at September 30                124,203                 183,893

                  * See attached Reconciliation of Non-GAAP Financial Measures.

Abraxas invites your participation in a conference call on Friday, November 14, at 10:30 am CST to discuss the contents of this release and respond to questions. Please call 1-800-967-7135 between 10:20 am and 10:30 am CST, passcode 692906, if you would like to participate in the call. There will be a replay of the conference call available by calling 1-888-203-1112, passcode 692906, beginning at 1:30 pm CST on November 14, 2003

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company. The Company operates in Texas, Wyoming and western Canada.

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas and our ability to sell certain assets in a timely manner to support liquidity needs. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210-490-4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com



                          ABRAXAS PETROLEUM CORPORATION
                               QUARTER-END RESULTS
                                                                        (UNAUDITED)
                                                            Three Months                  Nine Months
(In thousands except per share data)                     Ended September 30,          Ended September 30,

                                                           2003           2002(1)         2003        2002(1)
                                                           ----           -------         ----        -------
                    Operations Data:
Revenues                                                 $8,430           $11,061      $29,971        $37,103
Continuing Cash Flow(2)                                   3,822            (2,967)      15,955         (4,565)
Net Income(Loss)(3)                                      (2,702)           (8,438)      57,654       (112,827)
Net Income(Loss)  Per Share                                (.08)             (.28)        1.63          (3.76)
Weighted Ave. Shares Outstanding                           35.8              30.0         35.2           30.0

                   Production:
Crude Oil (BPD)                                             613               720          740            789
NGL (BPD)                                                    64               570          129            668
Natural Gas (MCFPD)                                      15,566            38,055       19,215         42,828
MMCFEPD                                                    19.6              45.8         24.4           51.6

          Prices (net of hedge impact):
Crude Oil ($/BBL)                                        $29.52            $27.19       $30.55         $22.27
NGL's ($/BBL)                                             22.72             20.04        24.27          16.53
Natural Gas ($/MCF)                                        4.50              2.08         4.93           2.25
Price per MCFE                                             4.57              2.40         4.93           2.43

                    Expenses:
Lease Operating ($/MCFE)                                  $1.31              $.93        $1.21           $.80
General & Administrative ($/MCFE)                           .63               .33          .63            .33
Cash Interest ($/MCFE)                                      .53              2.05          .56           1.83
Total Interest ($/MCFE)                                    2.16              2.05         2.17           1.83
D/D/A ($/MCFE)                                             1.34              1.21         1.32           1.49

(1) 2002 Results include impact from Canadian operations sold in January, 2003.
(2) See reconciliation of non-GAAP financial measures below.
(3) Net loss for 2002 includes a $116 million proved property impairment due to lower realized prices at June 30, 2002.

                          Balance Sheet Data (In $000s)

                                      September 30, 2003      December 31, 2002
Cash                                            $2,428             $4,882
Working Capital (Deficit)                       (9,287)           (65,609)
Plant/Property/Equipment, Net                  110,376            150,394
Total Assets                                   124,203            181,425

Long-Term Debt                                 177,012            236,943
Shareholders Equity (Deficit)                  (72,464)          (142,254)
Common Shares Outstanding (Millions)              35.8               30.0


                 Abraxas Petroleum Corporation and Subsidiaries
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                 Three Months Ended                    Nine Months Ended
                                                                    September 30,                        September 30,
                                                               2003               2002              2003               2002
                                                        ------------------- ----------------- ----------------- -------------------
                                                                           (In thousands except per share data)
Revenue:
   Oil and gas production revenues ...................$            8,244  $        10,129   $         29,277  $          34,158
   Gas processing revenues ...........................                 -              522                132              1,933
   Rig revenues ......................................               156              169                495                513
   Other  ............................................                30              241                 67                499
                                                        ------------------- ----------------- ----------------- -------------------
                                                                   8,430           11,061             29,971             37,103
Operating costs and expenses:
   Lease operating and production taxes ..............             2,372            3,943              7,164             11,205
   Depreciation, depletion, and amortization .........             2,418            5,086              7,861             21,010
   Proved property impairment.........................                 -                -                  -            115,995
   Rig operations ....................................               129              143                443                439
   General and administrative ........................             1,143            1,399              3,769              4,578
   General and administrative (Stock-based
     compensation) ...................................              (326)               -                467                  -
                                                        ------------------- ----------------- ----------------- -------------------
                                                                   5,736           10,571             19,704            153,227
                                                        ------------------- ----------------- ----------------- -------------------
Operating income (loss) ..............................             2,694              490             10,267           (116,124)

Other (income) expense:
   Interest income ...................................                (5)             (15)               (22)               (56)
   Interest expense ..................................             3,911            8,616             12,921             25,790
   Amortization of deferred financing fees............               433              425              1,244              1,283
   Financing cost.....................................               581                -              4,182                  -
   Gain on sale of foreign subsidiaries...............              (298)               -            (67,258)                 -
   Other (income) expense.............................               774                -                774                  -
                                                        ------------------- ----------------- ----------------- -------------------
                                                                   5,396            9,026            (48,159)            27,017
                                                        ------------------- ----------------- ----------------- -------------------
Earnings (loss) before cumulative effect of
   accounting change and taxes ....................               (2,702)          (8,536)            58,426           (143,141)

Cumulative effect of accounting change................                 -                -               (395)                 -
Income tax expense (benefit)..........................                 -              (98)              (377)           (30,314)
                                                        ------------------- ----------------- -----------------
Net earnings (loss)  ..............................   $           (2,702)          (8,438)            57,654           (112,827)
                                                        =================== ================= ================= ===================

Basic earnings (loss) per common share:
   Net earnings (loss).............................                (0.08)           (0.28)              1.64              (3.76)
   Cumulative effect of accounting change..........                   -              -                 (0.01)                 -
                                                        ------------------- ----------------- ----------------- -------------------
Net earnings (loss) per common share - basic.......   $            (0.08)           (0.28)              1.63              (3.76)
                                                        =================== ================= ================= ===================

Diluted earnings (loss) per common share:
   Net earnings (loss).............................                (0.08)           (0.28)              1.61              (3.76)
   Cumulative effect of accounting change..........                   -               -                (0.01)                 -
                                                        ------------------- ----------------- ----------------- -------------------
Net earnings (loss)  per common share - diluted....   $            (0.08)           (0.28)              1.60              (3.76)
                                                        =================== ================= ================= ===================

                  Reconciliation of Non-GAAP Financial Measures


To fully assess Abraxas' operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As cash flow and EBITDA exclude some, but not all, items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure most similar to cash flow and EBITDA.


Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expense, non-cash expenses, cash gains (losses) on the settlement of non-hedge derivatives and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income (loss) for the periods presented.

                                               Three Months Ended Sept. 30,   Nine Months Ended Sept. 30
                                                         2003           2002           2003           2002
Operating income (loss)                                $2,694           $490        $10,267     $(116,124)
Depletion, depreciation and amortization                2,418          5,086          7,861         21,010
Non-cash stock based comp. expense                        326            ---            467            ---
Proved Property Impairment                                ---            ---            ---        115,995
Cash interest                                            (964)        (8,601)        (2,640)       (25,734)
     Cash Flow                                         $3,822        $(3,025)       $15,955        $(4,853)


EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income (loss) for the periods presented.

                                                Three Months Ended Sept. 30,    Nine Months Ended Sept. 30
                                                         2003           2002           2003           2002
Operating income (loss)                                $2,694           $490        $10,267     $(116,124)
Depletion, depreciation and amortization                2,418          5,086          7,861         21,010
Proved Property Impairment                                ---            ---            ---        115,995
Non-cash stock based comp. expense                      (326)            ---            467            ---
     EBITDA                                            $4,786         $5,576        $18,595        $20,881
